March 6, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:	Orbit Brands, Inc.
Commission File Number 0-24812

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated February 27, 2007 regarding our firm.

We have no basis to agree or disagree with any other matters reported therein.

Malone and Bailey, PC
www.malone-bailey.com
Houston, Texas

Registered Public Company Accounting Oversight Board
AICPA Center for Public Company Audit Firms
Texas Society of Certified Public Accountants

2925 Briarpark, Suite 930  |  Houston, TX 77042
(713) 266-0530 - voice  |  (713) 266-1815 - fax  |  www.malone-bailey.com